ASSIGNMENT AND ASSUMPTION AND CO-LENDER AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AND CO-LENDER AGREEMENT (this “Agreement”) is dated as of January 8, 2025 and effective as of January 2, 2025 (“Effective Date”), by and between NREF OP IV REIT SUB, LLC, a Delaware limited liability company (“NREF”), and THE OHIO STATE LIFE INSURANCE COMPANY (“OSL”).

RECITALS:

A.
Reference is hereby made to that certain Mezzanine Loan and Security Agreement, dated as of January 26, 2024 (as from time to time amended, supplemented or restated, the “Loan Agreement”), by and among IQHQ-Alewife Holdings, LLC, a Delaware limited liability company (“Borrower”), NREF, in its capacity as lender, OSL, and such other Persons as may become Lenders in accordance with the terms of the Loan Agreement, and NREF, in its capacity as administrative agent (“Administrative Agent”). Capitalized terms used in this Agreement without definition have the same meanings as in the Loan Agreement.
B.
On the Closing Date, the Loan Agreement did not specify NREF’s or OSL’s percentage interest in the Loan.
C.
Reference is hereby made to that certain Assignment and Assumption and Co-Lender Agreement, dated as of May 10, 2024 (as from time to time amended, supplemented or restated, the “Initial Assignment Agreement”), by and among NREF, OSL and NexPoint Diversified Real Estate Trust Operating Partnership, L.P., a Delaware limited partnership (“NXDT”), pursuant to which NREF assigned each of OSL and NXDT a nine percent (9%) percentage interest of the rights and obligations of NREF under the Loan Agreement.
D.
NREF desires to assign to OSL a Seven Million Five Hundred Thousand Dollar ($7,500,000) interest in the Loan and in the rights and obligations of NREF under the Loan Agreement and OSL desires to accept and assume, such Seven Million Five Hundred Thousand Dollar ($7,500,000) interest in the Loan and in the rights and obligations of NREF under the Loan Agreement.
E.
NREF and OSL desire to revise the funding obligations of each of NREF and OSL under the Loan and certain other rights, title, interest and obligations of the Lenders under the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.
Pro Rata Share; Assignment and Assumption.
(a)
NREF hereby assigns to OSL a Seven Million Five Hundred Thousand Dollar ($7,500,000) interest in the Loan and the other rights, titles, interests and obligations of the Lenders under the Loan Agreement, including a corresponding portion of NREF’s rights, title, interest and obligations under the Loan Agreement and other Loan Documents. The assigned share of all such rights, title, interest and obligations to OSL is referred to collectively as the “Assigned Rights and Obligations”.
(b)
Concurrently herewith, in consideration of the assignment of the Assigned Rights and Obligations, OSL shall pay to NREF Seven Million Five Hundred Thousand Dollar ($7,500,000) in cash pursuant to such wire transfer instructions as shall be delivered by NREF to OSL.
(c)
Accordingly, as of the Effective Date, the interest of each Lender in the Loan based on Advances to date as follows:

Lender Dollar Amount

NREF $132,783,254.10

AMERICASACTIVE:20893069.8

OSL $22,500,000.00

NXDT $0.00

(d)
OSL hereby accepts the foregoing assignment of, and hereby assumes from NREF, the Assigned Rights and Obligations.
(e)
Accordingly, as of the Effective Date, the Pro Rata Shares of each Lender are as follows:

Lender Pro Rata Share

NREF eighty and sixty-eight hundredths percent (80.68%)

OSL ten and thirty-two hundredths percent (10.32%)

NXDT nine percent (9.00%)

2.
Funding Obligations.
(a)
Upon notice from NREF, as Administrative Agent, of a Draw Request and each Lender’s share of the Borrowing based on their respective Pro Rata Share (as defined below), OSL shall elect the amount of such Borrowing that it desires to make, which amount shall be equal or greater than zero and up to such Lender’s Aggregate Loan Share (as defined below).
(b)
A Lender’s “Pro Rata Share” shall mean the percentage shown for such Lender in Section 1(e) above.
(c)
A Lender’s “Aggregate Loan Share” shall be equal to (i) such Lender’s Pro Rata Share of the total amount of Advances previously made by all Lenders under the Loan plus the amount of the then current Borrowing, less (ii) the total amount of Advances credited to such Lender.
(d)
NREF shall fund any amount of any Advance not made by OSL pursuant to the foregoing and shall be entitled to all interest and fees accrued, on such amounts funded by NREF from and after such Advance, subject to paragraph (e) below and Section 4.
(e)
At any time and from time to time that OSL has funded less than its Pro Rata Share of all Advances under the Loan, OSL shall have the option upon notice to NREF to pay to NREF any amount of such unfunded Pro Rata Share. Upon such payment, OSL shall be entitled to all interest and fees accrued on the amount paid to NREF on and after the date of such payment, without the necessity of any further written assignments.
(f)
Upon full funding of the Loan, the Lenders shall reconcile their respective Advances and restate their Pro Rata Shares to reflect the actual amount of Advances made by each of the Lenders as a percentage of the entire Loan. The Lenders shall execute a memorandum of such reconciliation as reasonably required by the Lenders and provide such assignments of interests in the Loan reasonably required by the Lenders to reflect such final Pro Rata Shares.
(g)
At any time and from time to time, NREF shall have the option upon notice to OSL to purchase an amount up to the total amount of Advances made by OSL under the Loan Agreement. Upon such payment, NREF shall be entitled to all interest and fees accrued on the amount paid to OSL on and after the date of such payment, without the necessity of any further written assignments.
3.
Voting. Each Lender’s voting rights under the Loan Agreement shall be based on the actual amounts of Advances made by such Lender as of the time of the vote as a percentage of the aggregate amount of Advances made to Borrower under the Loan, regardless of respective Pro Rata Shares.
4.
Allocations and Payments.
(a)
Administrative Agent shall pay to each Lender all interest and other amounts (including fees) not constituting principal that are paid by or on behalf of Borrower pursuant to the

Loan Documents that accrue on funds advanced by such Lender, whether before or after the Effective Date, regardless of each Lender’s Pro Rata Share. Interest shall accrue from and after the date of such advances by each Lender.
(b)
Administrative Agent shall pay to each Lender such Lender’s share of principal paid by Borrower based upon the amount of Advances made by such Lender regardless of such Lender’s Pro Rata Share.
5.
Representations and Warranties.
(a)
Each Lender represents and warrants to each other and to Administrative Agent as follows:
(i)
It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;
(ii)
The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;
(iii)
This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and
(iv)
All approvals, authorizations or other actions by, or filings with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.
(b)
OSL represents and warrants to NREF as follows:
(i)
OSL is and shall continue to be an “Eligible Assignee” as defined in the Loan Agreement;
(ii)
OSL has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Loan Party; and
(iii)
OSL has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.
(c)
NREF represents and warrants to OSL as follows:
(i)
NREF is the owner of the Assigned Rights and Obligations, free and clear of liens and encumbrances, and NREF has the right, as of the Effective Date, to assign the Assigned Rights and Obligations to OSL; and
(ii)
NREF has not assigned, pledged, promised, encumbered, sold participations in, or otherwise transferred any interest in the Assigned Rights and Obligations to any other Person or party.
6.
No Assignor Responsibility. NREF makes no representation or warranty regarding, and assumes no responsibility to OSL for:
(a)
the execution (by any party other than NREF), effectiveness, genuineness, validity, enforceability, collectability or sufficiency of the Loan Documents or any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by NREF to OSL or by or on behalf of any Loan Party to NREF or OSL in connection with the Loan Documents and the transactions contemplated thereby;

(b)
the performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Default or Potential Default under the Loan Documents; or
(c)
the accuracy or completeness of any information provided to OSL, whether by NREF or by or on behalf of any Loan Party.

NREF shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Loan Parties, in connection with the assignment of the Assigned Rights and Obligations or to provide OSL with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

7.
OSL Bound by Loan Agreement. OSL (a) is a party to the Loan Agreement and as such, shall be directly liable to Borrower for any failure by OSL to comply with OSL’s obligations and assumed obligations thereunder, including, without limitation, OSL’s obligation to fund its Pro Rata Share of the Loan in accordance with provisions of the Loan Agreement, (b) is bound by the Loan Agreement as an original party thereto and as provided by this Assignment, (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender, and (d) agrees to maintain its status as an Eligible Assignee. OSL reaffirms its appointment and authorization of Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.
8.
NREF Released From Loan Agreement. Effective on the Effective Date, NREF shall be released from the Assigned Rights and Obligations; provided, however, that NREF shall retain all of its rights to indemnification under the Loan Agreement and the other Loan Documents for any events, acts or omissions occurring before the Effective Date.
9.
New Notes. If requested by OSL, Administrative Agent, NREF and OSL shall make appropriate arrangements so that new Notes executed by Borrower, in the amount of the respective Pro Rata Shares of NREF and OSL in the original Loan amount, after giving effect to this Agreement, are issued to NREF and OSL, in exchange for the surrender by NREF and OSL to Borrower of any applicable outstanding Notes, marked “Exchanged”.
10.
General.
(a)
No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.
(b)
This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.
(c)
If NREF has not assigned its entire remaining Pro Rata Share of the Loan to OSL, NREF may at any time and from time to time grant to others, subject to applicable provisions in the Loan Agreement, assignments of or participation in all of NREF’s remaining Pro Rata Share of the Loan and the parties hereto acknowledge and agree that the Initial Assignment Agreement remains in effect as an assignment of a portion of NREF’s percentage interest in the Loan to NXDT.
(d)
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. None of NREF or OSL may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other and Administrative Agent and (subject to the provisions of Article XV of the Loan Agreement) Borrower; provided, however that OSL hereby consents to the assignment or transfer of NREF’s rights and obligations under this Agreement to NREF OP IV SubHoldco, LLC. The preceding sentence shall not limit the rights of NREF set forth in Section 10(c) or of OSL to grant to others a participation in all or part of the Assigned Rights and Obligations subject to the terms of the Loan Agreement.
(e)
All payments to NREF or OSL hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of OSL for notice purposes under the Loan Agreement shall be as specified on the signature pages of this Agreement.
(f)
If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(g)
Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.
(h)
This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Brad Heiss

EVP & CIO

Signature Page to Assignment and Assumption and Co-Lender Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NREF: NREF OP IV REIT SUB, LLC,

a Delaware limited liability company

By: /s/ Paul Richards

Name: Title:

Paul Richards

Director

Pro Rata Share: 80.68%

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No. :
Attn :
Telephone:
Facsimile:

OSL: THE OHIO STATE LIFE INSURANCE COMPANY

By: /s/ Brad Heiss Name: Title:

Pro Rata Share: 10.32%

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No. :
Attn :
Telephone:
Facsimile:

Signature Page to Assignment and Assumption and Co-Lender Agreement

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT: NREF OP IV REIT SUB, LLC,

a Delaware limited liability company

By: /s/ Paul Richards

Name: Title:

Paul Richards

Director